UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2021

ASHFORD INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

14185 Dallas Parkway Suite 1100 Dallas Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC
Preferred Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 14, 2021, Ashford Inc. (“Ashford Inc.”) entered into the Second Amended and Restated Advisory Agreement (the “Advisory Agreement”), by and between Ashford Hospitality Trust, Inc. (“Ashford Trust”), Ashford Hospitality Limited Partnership (the “Operating Partnership”), Ashford TRS Corporation (“TRS”), Ashford Inc. and Ashford Hospitality Advisors LLC (“Ashford LLC” and, together with Ashford Inc., the “Advisor”).

The Advisory Agreement amends and restates the terms of the Amended and Restated Advisory Agreement, dated as of June 10, 2015, as amended by the Enhanced Return Funding Program Agreement and Amendment No. 1 to the Amended and Restated Advisory Agreement, dated as of June 26, 2018 (the “Original Agreement”), to among other things, provide for the following revised terms:

Term. The Advisory Agreement replaces the existing perpetual term with an initial 10-year term, subject to an extension by the Advisor for up to 7 successive additional 10-year renewal terms which such extensions shall permit either party to elect to renegotiate the fees to be charged pursuant to the Advisory Agreement.

Termination. Ashford Trust will no longer be permitted to terminate the Advisory Agreement (i) at the end of each initial or renewal term based on Ashford Trust’s and the Advisor’s inability to find a resolution on the fees to be charged, based upon the then current market for such fees or (ii) upon a change of control of the Advisor. Additionally, the Advisory Agreement includes certain clarifying language, including provisions making clear that in the event a tender offer, voting event or agreement that, upon consummation, would constitute a Company Change of Control (as defined in the Advisory Agreement) is terminated, any amounts deposited into the Termination Fee Escrow Account may be disbursed to Ashford Trust.

Subordination and Deferral of Fees. The Advisor will agree to subordinate its interest in the Termination Fee (as defined in the Advisory Agreement) to Ashford Trust’s lenders to the extent, on or before the first anniversary of the Advisory Agreement, Ashford Trust enters into a loan agreement pursuant to which Ashford Trust agrees to pledge all or substantially all of its assets to the lenders thereunder. Additionally, the Advisor will agree to defer the portion of Base Fees and Incentive Fees (each as defined in the Advisory Agreement) that exceed 80% of the amount of such fees paid by Ashford Trust to the Advisor for advisory services rendered during 2019 until the later of (i) 2 years after the date of an applicable loan entered into by Ashford Trust and (ii) such time as all capitalized interest under the applicable loan has been paid in full.

Payment of Fees. The percentage used to calculate the Base Fee will be fixed at 0.70% such that the Base Fee payable on a monthly basis will be in an amount equal to 1/12th of the sum of (i) 0.70% of the Total Market Capitalization (as defined in the Advisory Agreement) of Ashford Trust for the prior month, plus (ii) the Net Asset Fee Adjustment (as defined below), if any, on the last day of the prior month during which the Advisory Agreement was in effect; provided, however, in no event shall the Base Fee for any month be less than the Minimum Base Fee (as defined in the Advisory Agreement).

Peer Group. The list of peer group members will be revised to remove certain companies which no longer exist.

Liquidated Damages. Upon a Liquidated Damages Event (as defined in the Advisory Agreement) Ashford Trust shall pay to the Advisor the Liquidated Damages Amount (as defined in the Advisory Agreement), which amount, less any outstanding amount owed by the Advisor to Ashford Trust as a result of a judgment plus reimbursable costs and expenses, shall be deemed liquidated damages and the parties shall have no further obligations under the Advisory Agreement.

Consolidated Tangible Net Worth. The requirement that Ashford Trust maintain a minimum Consolidated Tangible Net Worth (as defined in the Advisory Agreement) will be suspended until the first fiscal quarter beginning after June 30, 2023.

Officers. The concept of a “Designated CEO” was removed, such that in the event the board of directors of Ashford Trust elects to appoint a chief executive officer who was not an individual made available by the Advisor pursuant to the Advisory Agreement, such officer made available by the Advisor will no longer entitled to any role or responsibilities with Ashford Trust.

Company Change of Control. The sale or disposition by Ashford Trust of assets which would constitute a Company Change of Control was revised in order to provide Ashford Trust additional flexibility to dispose of underperforming assets negatively impacted by the COVID-19 pandemic. A Company Change of Control will include, from the date of the Advisory Agreement (the “Effective Date”) until the first anniversary thereof, the consummation of a sale or disposition by Ashford Trust of assets constituting 40% of the gross book value of Ashford Trust’s assets, exclusive of assets sold or contributed to a platform also advised by the Advisor (but including certain assets which were foreclosed upon or otherwise returned to Ashford Trust’s lenders during 2020). In addition, Ashford Trust clarified its existing language such that, commencing after the first anniversary of the Effective Date, the consummation of a sale or disposition by Ashford Trust of assets constituting 20% of the gross book value of Ashford Trust’s assets over any one-year period, or the consummation of a sale or disposition by Ashford Trust of assets constituting 30% of the gross book value of Ashford Trust’s assets over any three-year period, exclusive in each case of assets sold or contributed to a platform also advised by the Advisor, would constitute a Change of Control. Additionally, a change in the majority composition of the board of directors of Ashford Trust shall no longer be considered a Company Change of Control.

Project Management Fees. Ashford Trust and the Advisor shall cause the Master Project Management Agreement (the “Master Project Management Agreement”) dated as of August 8, 2018, by and among TRS, the Operating Partnership, RI Manchester Tenant Corporation, CY Manchester Tenant Corporation and Premier Project Management, LLC to have a 10-year initial term commencing on the Effective Date and shall cause the project management and related fees to be paid to Premier Project Management, LLC thereunder to conform to the predetermined fee schedule attached to the Advisory Agreement.

Certain additional revisions were made in line with market practice and to more closely reflect the advisory terms between Ashford Inc. and Braemar Hotels & Resorts Inc.

The summary of the Advisory Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Advisory Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Second Amended and Restated Advisory Agreement, dated as of January 14, 2021, by and between Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Inc. and Ashford Hospitality Advisors LLC.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD INC.

By:	/s/ Robert G. Haiman
Robert G. Haiman
Executive Vice President, General Counsel & Secretary

Date: January 15, 2021

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